Exhibit 99.1

NEWS RELEASE Lakes Entertainment, Inc. 130 Cheshire Lane, Suite 101 Minnetonka, MN 55305 952-449-9092 952-449-9353 (fax) www.lakesentertainment.com (NASDAQ: LACO)

FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030

FOR IMMEDIATE RELEASE:
LAKES ENTERTAINMENT ANNOUNCES SUCCESSFUL GRAND
OPENING OF THE FOUR WINDS CASINO RESORT
MINNEAPOLIS — August 6, 2007 — Lakes Entertainment, Inc. (NASDAQ: LACO) is pleased to announce the successful grand opening of the Four Winds Casino Resort in New Buffalo, Michigan which occurred on Thursday, August 2nd. Situated on a beautiful landscape just off of I-94 at Michigan Exit 1, we believe that Four Winds sets a completely new standard for gaming in the Midwest. Lakes Entertainment was selected by the Pokagon Band of Potawatomi Indians almost ten years ago, to develop, and manage the property.
“The Four Winds Casino Resort is truly a spectacular gaming destination with a very bright future,” said Timothy J. Cope, President of Lakes Entertainment. “We are extremely pleased to have been selected by the Pokagon Band to help make its dream a reality, and look forward to showing the public how Four Winds will change perceptions about Midwest casinos.” Mr. Cope continued, “The opening of this Casino Resort is a very positive step forward for Lakes as we continue our relationship with the Pokagon Band to manage this remarkable property. The opening weekend was a fantastic success as we operated at overflow capacity. Averaging over 20,000 guests a day we literally had people waiting for a machine to play.”
Rivaling the number of gaming positions of many Las Vegas casinos, Four Winds features 130,000 square feet of gaming space including approximately 3,000 slot machines, 100 table games such as Blackjack, Craps, Baccarat, Pai Gow Poker and Three and Four Card Poker. Four Winds also offers the Midwest’s only World Poker Tour® Poker Room, where players have a chance to participate in special promotions and get a chance to win a seat at a World Poker Tour event valued at $10,000. The room holds 19 PokerPro® tables with seating for up to 158 people at a time. Four Winds also features a 165-room suite-hotel, six restaurants, entertainment bars and retail shops.

Upon entering Four Winds from its main entrance, guests enter an expansive rotunda which includes two stunning fireplaces. These fireplaces pay tribute to the Potawatomi Indians, who are known as the “Keepers of the Fire.” Over the course of the next year, renowned Native American artist Mike Larson will paint four murals in the rotunda that symbolize significant moments in Pokagon Band history. Materials such as copper, cedarwood and stone, which are utilized in many tribal ceremonies, can be found throughout the property.
Players of all games are encouraged to join The W Club, the ultimate player loyalty club, offering greater flexibility and control of earned points and complimentaries. Club members are also entitled to exclusive slot jackpots.
In addition to its gaming attractions, the Four Winds Casino Resort also offers six restaurants including Swimm, a gourmet seafood restaurant and The Copper Rock Steakhouse, a white tablecloth gourmet dining experience. Other restaurants include The Willowbrook Café, serving comfort food in a relaxed and casual twenty-four hour environment, Timbers Fast Food and Deli, conveniently situated to offer a view of the casino floor and The Buffet, with seating for up to 500 people. The property is also home to Silver Creek Bistro, a cafe serving a full line of Starbucks® products as well as an eclectic variety of fresh pastries, artisan sandwiches and specialty salads.
“The Four Winds Casino Resort offers a full complement of slot machines, including progressive slots linked to other Native American casinos, ensuring the highest jackpots in the region,” said Lyle Berman, Chairman of the Board and CEO of Lakes Entertainment. “Players at Four Winds can also experience the excitement of entirely new categories of slot games that provide unique player experiences and represent the next-generation in casino entertainment. We are absolutely thrilled to be working with the Pokagon Band on this first class property.”
Connected to the casino is a 165-room, suite-hotel featuring some unique amenities. Every room features granite counter tops, leather wrapped headboards, a flat screen high-definition television, and complimentary Starbucks coffee. There are 98 suites available at Four Winds which include the Junior, Deluxe and Celebrity Suites, and feature curved walk-in showers, whirlpool jets and a wet bar with refrigerator and microwave. The six Celebrity Suites are created in three distinct themes, the Chicago Suites, the Harbor Suites and the Dunes Suites. They feature 60-inch high-definition TVs complete with five-speaker surround sound, which provides the best in audio visual entertainment.
The hotel lobby, designated hotel rooms, certain areas of the gaming floor and the poker room are non-smoking. Retail outlets include the Four Winds Outfitters as well as jewelry, men and ladies clothing and a sports memorabilia store. Hourly child care services are available in Kids Quest, a supervised child care center for children six weeks to 12 years-old, as well as Cyber Quest, a supervised arcade for older kids. Complimentary parking is available through the casino’s valet and in the outdoor lot or in the enclosed parking garage, which is connected to the property. Guests must be 21 years or older to gamble.

Grand opening festivities for Four Winds included a pre-opening press conference and property tours for media, followed by a VIP party for the Pokagon Band and their invited guests, featuring live entertainment and appearances by several celebrity guests.
For more information on the Four Winds Casino Resort, please call 1-866-4WINDS1 or visit www.fourwindscasino.com.
About Lakes Entertainment
Lakes Entertainment, Inc. currently has development and management agreements with five separate Tribes for new casino operations in Michigan, California, and Oklahoma, a total of eight separate casino sites. In addition, Lakes has announced plans to develop a company owned casino resort project in Vicksburg, Mississippi. The Company also owns approximately 61% of WPT Enterprises, Inc. (NASDAQ “WPTE”), a separate publicly held media and entertainment company principally engaged in the development, production and marketing of gaming themed televised programming including the World Poker Tour television series, the licensing and sale of branded products and the sale of corporate sponsorships.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to,; need for current financing to meet Lakes’ operational and development needs; those relating to the inability to complete or possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; reliance on Lakes’ management; and the fact that the WPTE shares held by Lakes are currently not liquid assets, and there is no assurance that Lakes will be able to realize value from these holdings equal to the current or future market value of WPTE common stock. There are also risks and uncertainties relating to WPTE that may have a material effect on the Company’s consolidated results of operations or the market value of the WPTE shares held by the Company, including WPTE’s significant dependence on the Travel Channel as a source of current revenue and GSN as a future source of revenue, and the risk that GSN will not exercise its option to air seasons of the WPTE series beyond season six;; the potential that WPTE’s television programming will fail to maintain a sufficient audience; difficulty of predicting the growth of WPTE’s online casino business, which is a relatively new industry with an increasing number of market entrants; the risk that WPTE may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPTE’s television programming; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPTE’s relationships with key licensing and strategic partners; and WPTE’s dependence on its senior management team. For more information, review the Company’s filings with the Securities and Exchange Commission.